Exhibit 10.4

Albemarle Corporation
4250 Congress Street
Suite 900
Charlotte, North Carolina 28209

1 August 2019
The Directors
Mineral Resources Limited
1 Sleat Road
Applecross WA 6153
Australia
Dear Directors
Payment of break fee
This letter deed is in reference to:

•
the Asset Sale and Share Subscription Agreement between Mineral Resources Limited (MRL), Wodgina Lithium Pty Ltd (Wodgina Lithium), Albemarle Wodgina Pty Ltd (Albemarle Wodgina) and Albemarle Corporation (Albemarle) dated 14 December 2018 (as amended from time to time) (Wodgina ASSSA);

•	the Amendment Deed in relation to the Wodgina ASSSA between Wodgina Lithium, Albemarle Wodgina, MRL and Albemarle dated on or around the date of this letter deed (Amendment Deed); and

•
the MRL Kemerton Asset Sale Agreement between Wodgina Lithium, MRL, Albemarle Wodgina, Albemarle and Albemarle Lithium Pty Ltd (Albemarle Lithium) dated on or around the date of this letter deed (MRL Kemerton ASA).

Unless otherwise defined, capitalised terms in this letter deed have the definition given in the Wodgina ASSSA.

1	Introduction

1.1
Albemarle acknowledges that if the transactions contemplated under the Wodgina ASSSA and the MRL Kemerton ASA are not completed in accordance with their terms, MRL will have incurred significant costs, including significant opportunity costs.

1.2
Albemarle acknowledges that MRL would not have entered into the Amendment Deed and the MRL Kemerton ASA without the benefit of this letter deed and it would not have entered into and continued the negotiations leading up to the execution of the Amendment Deed and the MRL Kemerton ASA unless MRL had a reasonable expectation that Albemarle would agree to enter into a letter deed of this kind.

2	Payment of Break Fee

2.1
Subject to paragraph 2.2, Albemarle must pay MRL (or such other entity as directed by MRL) US$100,000,000 (Break Fee) into an account designated by MRL by way of electronic transfer of Immediately Available Funds, without set-off or withholding and within 10 Business Days after receipt of a written demand from MRL, if:

(a)	Wodgina Lithium or Albemarle Wodgina terminates the Wodgina ASSSA under clause 2.6(b)(i) of the Wodgina ASSSA; or

(b)	Wodgina Lithium terminates the Wodgina ASSSA under clause 2.6(e) of the Wodgina ASSSA.

2.2	The Break Fee in paragraph 2.1 is not payable if the Wodgina ASSSA is terminated under clause 2.6(b)(i) of the Wodgina ASSSA where either:

(a)
a Condition under the Wodgina ASSSA was not satisfied or waived by the Conditions Precedent Date because either Wodgina Lithium or MRL have breached or repudiated their obligations under the Wodgina ASSSA or the MRL Kemerton ASA; or

(b)
the Condition in clause 2.1(a)(i) of the Wodgina ASSSA was not satisfied or waived by the Conditions Precedent Date because the Federal Treasurer proposed or imposed a condition on his or her clearance or approval which Albemarle Wodgina was willing to accept but Wodgina Lithium was not prepared to accept.

3	Limitation

3.1
Subject to paragraph 3.2, MRL and Albemarle acknowledge and agree that payment of the Break Fee by Albemarle in accordance with this letter deed will be in full and final satisfaction of any Claim by MRL or Wodgina Lithium (or any of their Representatives or Related Bodies Corporate) against Albemarle, Albemarle Wodgina or Albemarle Lithium (or any of their Representatives or Related Bodies Corporate) in relation to Completion not occurring under the Wodgina ASSSA or MRL Kemerton ASA. MRL must procure that Wodgina Lithium and the Representatives and Related Bodies Corporate of MRL and Wodgina Lithium do not make any such Claim.

3.2	The limitation contained in paragraph 3.1 will not apply if:

(a)	the Break Fee was paid or payable for the reasons described in paragraph 2.1(b) of this letter deed;

(b)
Albemarle or Albemarle Wodgina are in breach of a material obligation under the Wodgina ASSSA (including the obligations in clause 2.2 of the Wodgina ASSSA) or the MRL Kemerton ASA (including the obligations in clause 2.2 of the MRL Kemerton ASA); or

(c)	Albemarle or Albemarle Wodgina have otherwise repudiated their obligations under the Wodgina ASSSA or the MRL Kemerton ASA.

3.3
Without limiting paragraph 3.1, MRL agrees, and must procure that Wodgina Lithium (and each of their Representatives or Related Bodies Corporate) agree, that if the Break Fee has been paid by Albemarle in accordance with paragraph 2.1, then in relation to any Claim by MRL or Wodgina Lithium (or any of their Representatives or Related Bodies Corporate) against Albemarle, Albemarle Wodgina or Albemarle Lithium (or any of their Representatives or Related Bodies Corporate) in relation to Completion not occurring under the Wodgina ASSSA or MRL Kemerton ASA (including in relation to the breaches or repudiation referred to in paragraph 3.2), the payment of the Break Fee will be taken into account and offset to the extent of the amount of the Break Fee against any compensation liability of Albemarle, Albemarle Wodgina or Albemarle Lithium (or any of their Representatives or Related Bodies Corporate) to MRL or Wodgina Lithium (or any of their Representatives or Related Bodies Corporate).

4	Assignment

Neither party to this letter deed may assign, novate or otherwise deal with the benefit of it or any right under it, or purport to do so, without the prior written consent of the other party.

5	General
Clauses 18.1 (Confidentiality), 21 (Dispute Resolution), 26 (Notices), 27.3 (Further assurances), 27.4 (Rights cumulative), 27.6 (Variation), 27.7 (Waiver), 27.8 (Governing law), 27.9 (Counterparts), 27.10 (Default interest) and 27.11 (Interest payable on overdue amounts) of the Wodgina ASSSA apply mutatis mutandis to this letter deed.

Please confirm your agreement to the terms of this deed, by executing in the space provided below.

Yours sincerely,
Albemarle Corporation

Name:
Title:

By signing below, we hereby agree to the terms set out in the letter above:

Executed as a deed.

Signed, sealed and delivered by Mineral Resources Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)

Signed, sealed and delivered by Albemarle Corporation by:
Signature of witness	Signature of authorised signatory
Name of witness (print)	Name of authorised signatory (print)